SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                Amendment No. 1 to Current Report on Form 8-K
            Dated March 25, 1998 Reporting Event of March 16, 1998

                                 CURRENT REPORT

   Pursuant To Section 13 Or 15 (d) Of The Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): May 14, 1998

                              THE YORK GROUP, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                           0-28096             76-0490631
(State or other jurisdiction of       (Commission         (I.R.S. employer
   incorporation or organization)     file number)      identification number)


9430 Old Katy Road, Houston , Texas                            77055
(Address of principal executive offices)                    (Zip Code)

                                (713) 984-5500
             (Registrant's telephone number, including area code)

The undersigned registrant hereby amends the following item of its Current Report on Form 8-K dated March 25, 1998, reporting an event on March 16, 1998 as set forth in the pages attached hereto:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

            (a)   Financial Statements of the Business Acquired:

                    Colonial Guild, Ltd. and subsidiaries Audited
                     Consolidated Financial Statements
                       Table of Contents
                       Report of Independent Auditors
                       Consolidated Balance Sheets as of December 31, 1997
                        and 1996
                       Consolidated Statements of Income for the years ended
                        December 31, 1997, 1996 and 1995
                       Consolidated Statements of Changes in Shareholders'
                        Equity for the years ended December 31, 1997, 1996 and 1995
                       Consolidated  Statements of Cash  Flows  for the years
                        ended December 31, 1997, 1996 and 1995
                       Notes to Consolidated Financial Statements

                      Colonial Guild, Ltd. and Subsidiaries

                  Audited Consolidated Financial Statements

                              December 31, 1997

                                    CONTENTS

Report of Independent Auditors...............................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheets..................................................2
Consolidated Statements of Income............................................4
Consolidated Statements of Changes in Shareholders' Equity...................5
Consolidated Statements of Cash Flows........................................6
Notes to Consolidated Financial Statements...................................7

                     REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Colonial Guild, Ltd.

We have audited the accompanying consolidated balance sheets of Colonial Guild, Ltd. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Colonial Guild, Ltd. and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

February 12, 1998, except
for Note 10, as to which the
date is February 17, 1998

                    COLONIAL GUILD, LTD. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS

                                                              December 31
                                                          1997            1996
                                                      ------------    ------------
Assets
Current assets:
  Cash and cash equivalents .......................   $  7,811,510    $  3,751,641
  Securities available for sale, at fair value ....     10,028,541       9,073,956
  Trading account securities, at fair value .......           --         2,305,072
  Receivables--less allowance for doubtful accounts
   of $176,000 in 1997 and $101,000 in 1996 .......      3,876,742       3,365,222
  Inventories:
   Raw materials ..................................      1,370,512       1,346,066
   In process and finished goods ..................      1,157,330       1,062,060
  Prepaid expenses and other current assets .......      1,608,119       1,448,447
                                                      ------------    ------------
Total current assets ..............................     25,852,754      22,352,464

Other assets:
  Goodwill ........................................      2,338,749       2,597,615
  Other non-current assets ........................        418,048         339,364
                                                      ------------    ------------
                                                         2,756,797       2,936,979
Fixed assets:
  Land ............................................        629,675         619,675
  Buildings and improvements ......................      4,113,310       4,266,641
  Equipment and machinery .........................     15,274,625      14,468,697
                                                      ------------    ------------
                                                        20,017,610      19,355,013
  Accumulated depreciation ........................    (10,487,914)     (9,811,447)
                                                      ------------    ------------
                                                         9,529,696       9,543,566
                                                      ------------    ------------
                                                      $ 38,139,247    $ 34,833,009
                                                      ============    ============

                    COLONIAL GUILD, LTD. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS

                                 (continued)

                                                                      December 31
                                                                 1997            1996
                                                            ------------    ------------
Liabilities and shareholders' equity Current liabilities:

  Accounts payable ......................................   $    913,947    $    710,485
  Income taxes payable ..................................        207,041            --
  Accrued salaries and wages ............................      1,588,374       1,657,193
  Deferred income taxes .................................        195,374         630,355
  Accrued expenses and other liabilities ................      1,821,717       2,248,664
                                                            ------------    ------------
Total current liabilities ...............................      4,726,453       5,246,697

Long-term obligations:
  Deferred compensation .................................        416,705         456,885
  Deferred taxes ........................................        128,599         412,519
  Other long-term liabilities ...........................      3,985,933       3,921,065
                                                            ------------    ------------
                                                               4,531,237       4,790,469
Shareholders' equity:
  Common stock, par value of $1.00 per
   share--authorized 1,000,000 shares; 662,860 and
   647,851 shares issued including treasury shares ......        662,860         647,851
  Additional paid-in capital ............................      6,385,877       5,567,888
  Retained earnings .....................................     24,891,142      21,016,650
  Treasury shares--151,530 and 149,230 shares at
   cost .................................................     (3,072,705)     (2,975,323)
  Unrealized gains on securities available for
   sale, net of deferred taxes ..........................         14,383         538,777
                                                            ------------    ------------
                                                              28,881,557      24,795,843
                                                            ------------    ------------
                                                            $ 38,139,247    $ 34,833,009
                                                            ============    ============

See accompanying notes to consolidated financial statements.

                      COLONIAL GUILD, LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                                Year Ended December 31
                                           1997           1996           1995
                                       -----------    -----------    -----------
Revenues:
  Net sales .......................    $40,076,366    $32,008,668    $26,068,397
  Other income ....................      2,565,921      1,066,189      1,276,522
                                       -----------    -----------    -----------
Total revenues ....................     42,642,287     33,074,857     27,344,919

Costs and expenses:
  Cost of goods sold ..............     22,044,270     17,283,702     13,839,763
  Selling and administrative ......     11,360,346      9,279,564      7,298,338
  Other expenses ..................      2,549,403      1,080,159        617,431
                                       -----------    -----------    -----------
Total costs and expenses ..........     35,954,019     27,643,425     21,755,532
                                       -----------    -----------    -----------
Income before income taxes ........      6,688,268      5,431,432      5,589,387

Income taxes ......................      2,558,121      1,861,948      2,004,007
                                       ===========    ===========    ===========
Net income ........................    $ 4,130,147    $ 3,569,484    $ 3,585,380
                                       ===========    ===========    ===========

See accompanying notes to consolidated financial statements.

                      COLONIAL GUILD, LTD. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                         UNREALIZED
                                                                                                            GAINS
                                                                                                         (LOSSES) ON
                                                              ADDITIONAL                                  SECURITIES
                                                   COMMON      PAID-IN       RETAINED       TREASURY      AVAILABLE
                                                    STOCK      CAPITAL       EARNINGS         STOCK        FOR SALE        TOTAL
                                                   --------   ----------   ------------    -----------    ---------    ------------
Balances at December 31, 1994 ..................   $618,311   $5,308,043   $ 14,320,086    $(2,214,532)   $ (56,247)   $ 17,975,661
  Cash dividends ...............................       --           --         (203,935)          --           --          (203,935)
  Exercise of stock options ....................     24,262      200,830           --             --           --           225,092
  Purchase of stock for treasury
    (6,400 shares) .............................       --           --             --         (235,776)        --          (235,776)
  Change in unrealized gains (losses)
    on securities available for sale ...........       --           --             --             --         67,374          67,374
  Net income for 1995 ..........................       --           --        3,585,380           --           --         3,585,380
                                                   --------   ----------   ------------    -----------    ---------    ------------
Balances at December 31, 1995 ..................    642,573    5,508,873     17,701,531     (2,450,308)      11,127      21,413,796
  Cash dividends ...............................       --           --         (254,365)          --           --          (254,365)
  Exercise of stock options ....................      5,278       59,015           --             --           --            64,293
  Purchase of stock for treasury
    (12,400 shares) ............................       --           --             --         (525,015)        --          (525,015)
  Change in unrealized gains (losses)
    on securities available for sale ...........       --           --             --             --        527,650         527,650
  Net income for 1996 ..........................       --           --        3,569,484           --           --         3,569,484
                                                   --------   ----------   ------------    -----------    ---------    ------------
Balances at December 31, 1996 ..................    647,851    5,567,888     21,016,650     (2,975,323)     538,777      24,795,843
  Cash dividends ...............................       --           --         (255,655)          --           --          (255,655)
  Exercise of stock options ....................      3,375       44,444           --             --           --            47,819
  Issuance of common stock
    (11,634 shares) ............................     11,634      773,545           --             --           --           785,179
  Purchase of stock for treasury
    (2,300 shares) .............................       --           --             --          (97,382)        --           (97,382)
  Change in unrealized gains (losses)
    on securities available for sale ...........       --           --             --             --       (524,394)       (524,394)
  Net income for 1997 ..........................       --           --        4,130,147           --           --         4,130,147
                                                   --------   ----------   ------------    -----------    ---------    ------------
Balances at December 31, 1997 ..................   $662,860   $6,385,877   $ 24,891,142    $(3,072,705)   $  14,383    $ 28,881,557
                                                   ========   ==========   ============    ===========    =========    ============

See accompanying notes to consolidated financial statements.

                    COLONIAL GUILD, LTD. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         Year Ended December 31
                                                                         ----------------------------------------------------------
                                                                             1997                   1996                   1995
                                                                         ------------           ------------           ------------
Operating activities
Net income ....................................................          $  4,130,147           $  3,569,484           $  3,585,380
Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization ..............................             2,639,856              1,749,561              1,029,490
   Deferred income taxes ......................................              (383,633)               315,690                348,527
   Net gain on disposals of securities ........................            (1,968,326)               (69,440)              (149,588)
   Net loss (gain) on disposals of fixed
     assets ...................................................                95,249                 (4,588)                (1,774)
   Unrealized gains on securities .............................                  --                 (342,566)              (533,889)
   Proceeds from sales of trading account
     securities ...............................................             2,660,210              1,568,659              2,141,364
   Purchases of trading account securities ....................                  --                 (858,299)            (4,048,494)
   Changes in operating assets and
     liabilities:
     Accounts receivable ......................................              (511,520)               854,073               (483,997)
     Inventories ..............................................              (119,716)               142,063                (60,651)
     Income taxes .............................................               207,041               (206,975)               268,444
     Prepaid expenses and other current
      assets ..................................................              (159,672)                46,494               (770,836)
     Other assets .............................................               (78,684)               (55,369)                57,230
     Accounts payable, accrued expenses,
      deferred compensation, and other
      liabilities .............................................              (267,618)               140,345                192,814
                                                                         ------------           ------------           ------------
Net cash provided by operating activities .....................             6,243,334              6,849,132              1,574,020

Investing activities
Proceeds from sales of securities
  available for sale ..........................................            14,668,481             10,811,054             15,906,160
Purchases of securities available for sale ....................           (14,918,501)            (7,665,608)           (16,335,126)
Proceeds from sale of equipment ...............................                33,871                 22,500                  6,760
Purchases of property, plant, and equipment ...................            (2,447,277)            (1,344,549)            (1,222,644)
Net cash paid in acquisition ..................................                  --               (6,330,662)                  --
                                                                         ------------           ------------           ------------
Net cash used in investing activities .........................            (2,663,426)            (4,507,265)            (1,644,850)

Financing activities
Proceeds from revolving line of credit and
  notes payable ...............................................                  --                     --                   60,000
Principal payments on line of credit and
  notes payable ...............................................                  --                     --                  (60,000)
Proceeds from issuance of common stock ........................               785,179                   --                     --
Proceeds from exercise of stock options .......................                47,819                 64,293                225,092
Purchase of common stock for treasury .........................               (97,382)              (194,763)              (235,776)
Dividends paid ................................................              (255,655)              (254,365)              (203,935)
                                                                         ------------           ------------           ------------
Net cash provided by (used in) financing
  activities ..................................................               479,961               (384,835)              (214,619)
                                                                         ------------           ------------           ------------
Increase (decrease) in cash and cash
  equivalents .................................................             4,059,869              1,957,032               (285,449)
Cash and cash equivalents at beginning of
  year ........................................................             3,751,641              1,794,609              2,080,058
                                                                         ------------           ------------           ------------
Cash and cash equivalents at end of year ......................          $  7,811,510           $  3,751,641           $  1,794,609
                                                                         ============           ============           ============

See accompanying notes to consolidated financial statements.

                    COLONIAL GUILD, LTD. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              DECEMBER 31, 1997

1. SIGNIFICANT ACCOUNTING POLICIES

SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

The accounting and reporting policies of Colonial Guild, Ltd. and its subsidiaries (the Company) conform with generally accepted accounting principles and require management to make estimates and develop assumptions that affect the amounts reported in the financial statements and related footnotes. Actual results could differ from management's estimates. The following is a summary of the more significant policies.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Colonial Guild, Ltd. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash in bank accounts, money market funds, and certificates of deposit with maturities of 90 days or less.

SECURITIES AVAILABLE FOR SALE

Management determines the appropriate classification of securities at the time of purchase. Debt securities and marketable equity securities not classified as trading are classified as available for sale. Available-for-sale securities are stated at estimated fair value, with the unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity.

TRADING ACCOUNT SECURITIES

Trading account securities are held for resale in anticipation of short-term market movements. Trading account assets, consisting of debt and marketable equity securities and money market instruments, are stated at estimated fair value. Gains and losses, both realized and unrealized, are included in other income.

CREDIT CONCENTRATION AND RISK

Financial instruments which potentially subject the Company to significant concentrations of credit risk consist principally of cash investments, securities available for sale, trade accounts receivable, and cash surrender value of life insurance.

The Company maintains cash and money market funds with several financial institutions and broker dealers. At December 31, 1997 and 1996, the Company had invested approximately $5,619,162 and $1,188,000 in highly liquid money market funds. Periodic evaluations of the relative credit standing of these institutions are performed by management as part of the Company's investment strategy.

Customers for the Company's principal products are in the interment industry. No one customer accounts for a significant amount of the Company's year-end receivables. Credit is extended based on an evaluation of the customer's financial condition, and generally collateral is not required. Credit losses are provided for in the financial statements, and consistently have been within management's expectations.

The Company maintains life insurance policies with a major insurance company. Management monitors this credit risk by periodically reviewing the financial condition of this insurance company by referring to insurance industry publications such as A.M. Best ratings.

INVENTORIES

Inventories are valued at the lower of cost or market with cost determined under the first-in, first-out (FIFO) method.

GOODWILL

Goodwill is the excess of cost over the fair value of net assets of subsidiaries acquired and is being amortized by the straight-line method through 2014. The carrying amount of goodwill is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the goodwill is reduced by the estimated shortfall of cash flows.

FIXED ASSETS

Property, plant, and equipment is stated on the basis of historical cost. Depreciation is computed over the estimated useful lives using both straight-line and accelerated methods. Expenditures for repairs and maintenance are expensed when incurred.

INCOME TAXES

The consolidated provisions for income taxes are based upon reported income and expense. Deferred income taxes are provided for temporary differences between the tax basis of an asset or liability, and its reported amount in the financial statements at the statutory tax rate.

INSURANCE

The Company maintains self-funded insurance programs for hospitalization and medical coverage, with annual losses limited to $75,000 per individual through the use of stop-loss policies. Provision has been made for all claims incurred.

PENSION PLANS

The Company has a defined benefit pension plan covering substantially all of its employees, except certain employees who are covered by collective bargaining agreements. Employees of Gorham Bronze immediately became eligible to participate in the Company's plan upon acquisition. The Company's policy is to fund amounts, as necessary on an actuarial basis, to provide assets sufficient to meet the benefits to be paid to Plan members in accordance with the requirements of ERISA. Plan assets are primarily invested in unallocated insurance contracts and an insurance master trust.

DEFERRED COMPENSATION

The Company has a deferred compensation plan for certain key employees, which will require payments over a fifteen to twenty-year period upon retirement of the participants.

OTHER LONG-TERM LIABILITIES

The Company manufactures memorials under a pre-need program whereby a pro rata portion of the sales price is deferred and the estimated costs to complete the memorials are accrued as other long-term liabilities.

RESEARCH AND DEVELOPMENT

Research and development costs are included in costs of goods sold and charged to expense when incurred. Total research and development costs charged to expense were $311,801, $359,932, and $159,359 in 1997, 1996, and 1995.

RECLASSIFICATIONS

Certain amounts in the prior year financial statements have been restated to conform with current year presentation.

2. ACQUISITION

On August 1, 1996, the Company acquired certain assets, with an estimated fair value of approximately $11,238,000, and assumed certain liabilities of approximately $4,035,000 of Heritage International Corporation dba Gorham Bronze, located in Aiken, South Carolina. The transaction was accounted for under the purchase method of accounting. Accordingly, the acquisition costs have been allocated to the assets and liabilities acquired based upon their fair values at the acquisition date. The operating results of Gorham are included in the consolidated income statements since August 1, 1996. Goodwill of approximately $1,379,000 is being amortized over 15 years from the acquisition date.

3. INVESTMENTS

The following is a summary of available-for-sale securities:

                                                                                 GROSS               GROSS                ESTIMATED
                                                                              UNREALIZED           UNREALIZED               FAIR
                                                             COST                GAINS               LOSSES                 VALUE
                                                          -----------           --------           -----------           -----------
DECEMBER 31, 1997
U.S. Treasury obligations .....................           $ 5,221,637           $  3,421           $      --             $ 5,225,058
Obligations of states and
  political subdivisions ......................             4,708,575             35,582                16,058             4,728,099
U.S. corporate securities .....................                74,748                636                  --                  75,384
                                                          ===========           ========           ===========           ===========
                                                          $10,004,960           $ 39,639           $    16,058           $10,028,541
                                                          ===========           ========           ===========           ===========
DECEMBER 31, 1996
U.S. Treasury notes ...........................           $ 1,989,936           $  7,133           $      --             $ 1,997,069
Obligations of states and
  political subdivisions ......................             3,383,950             12,520                18,405             3,378,065
U.S. corporate securities .....................             2,816,829            881,993                  --               3,698,822
                                                          ===========           ========           ===========           ===========
                                                          $ 8,190,715           $901,646           $    18,405           $ 9,073,956
                                                          ===========           ========           ===========           ===========

The amortized cost and estimated fair value of debt securities available for sale at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

                                                                      ESTIMATED
                                                                        FAIR
                                                        COST            VALUE
                                                     -----------     -----------
Due in one year or less ........................     $ 6,334,119     $ 6,337,037
Due after one year through three years .........       1,854,625       1,857,269
Due after three years ..........................       1,816,218       1,834,235
                                                     ===========     ===========
                                                     $10,004,962     $10,028,541
                                                     ===========     ===========

Gross realized gains on sales of available-for-sale securities totaled $1,804,353, $191,769, and $40,700 in 1997, 1996, and 1995. Gross realized losses totaled $18,319, $33,344, and $56,014 in 1997, 1996, and 1995. Management
specifically identifies the cost basis of each security sold in determining the amount of realized gains or losses to be recognized.

4. RETIREMENT PLANS

The following table sets forth the funded status and amounts recognized in the Company's statement of financial position at December 31 relating to the Company's defined benefit pension plan:

                                                         1997           1996
                                                     -----------    -----------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including
   vested benefits of $3,464,000 in 1997
   and $2,668,000 in 1996 ........................   $(3,637,000)   $(2,794,000)
                                                     ===========    ===========
Projected benefit obligation for service
  rendered to date ...............................   $(4,322,463)   $(3,253,238)
Plan assets at fair value, primarily
  unallocated insurance contracts ................     4,853,015      3,794,734
                                                     -----------    -----------
Plan assets in excess of projected benefit
  obligation .....................................       530,552        541,496
Unrecognized prior service cost from plan
  amendment, net of amortization .................       128,915        137,930
Unrecognized gain (loss) .........................       150,044        (86,031)
Unrecognized net asset at transition, net
  of amortization ................................       (55,440)       (59,400)
                                                     -----------    -----------
Prepaid pension cost included in
  consolidated balance sheet .....................   $   754,071    $   533,995
                                                     ===========    ===========

Net pension cost included the following components:

                                              1997         1996         1995
                                            ---------    ---------    ---------
Service cost--benefits earned during the
  period ................................   $ 310,319    $ 178,203    $ 153,703
Interest cost on projected benefit
  obligation ............................     202,667      206,339      185,422
Actual return on plan assets ............    (320,675)    (269,983)    (213,119)
Net deferrals ...........................       5,055        5,055        5,055
                                            ---------    ---------    ---------
Net periodic pension cost ...............   $ 197,366    $ 119,614    $ 131,061
                                            =========    =========    =========

The more significant assumptions underlying the actuarial computations are as follows:

                                                         DECEMBER 31
                                            -----------------------------------
                                               1997          1996          1995
                                            -------       -------       -------
Assumed rate of return ...............         8.00%         8.00%         8.00%
Salary increase per year .............         4.00          4.00          4.00
Weighted-average discount rate .......         7.00          7.00          7.75

Certain employees of the Company's subsidiaries are also covered by union sponsored defined benefit pension plans. The Company contributed, and charged to expense, approximately $23,000 in 1997 and 1996 for such plans. These amounts were determined by the union contracts and the Company does not administer or control these funds.

The Company has a defined contribution plan that covers all nonunion employees. Contributions are made to the plans based on a percentage of participants' gross wages. During 1997, 1996, and 1995, the Company contributed, and charged to expense, approximately $82,000, $61,000, and $48,000, respectively, for such plans.

5. INCOME TAXES

Income taxes included in the Consolidated Statements of Income consist of:

                                      1997              1996             1995
                                  -----------       -----------       ----------
Federal:
  Current ..................      $ 2,569,155       $ 1,608,126       $1,472,383
  Deferred .................         (334,449)           (4,075)         242,272
                                  -----------       -----------       ----------
                                    2,234,706         1,604,051        1,714,655
State:
  Current ..................          372,599           258,530          183,097
  Deferred .................          (49,184)             (633)         106,255
                                  -----------       -----------       ----------
                                      323,415           257,897          289,352
                                  ===========       ===========       ==========
Income tax provision .......      $ 2,558,121       $ 1,861,948       $2,004,007
                                  ===========       ===========       ==========
Income taxes paid ..........      $ 2,433,575       $ 2,053,600       $1,390,300
                                  ===========       ===========       ==========

The Company's effective tax rate varies from the statutory federal income tax rate principally due to state income taxes.

The components of the net deferred tax assets consisted of the following:

                                                         1997           1996
                                                     -----------    -----------
Deferred tax assets:
  Deferred compensation and supplemental
  retirement .....................................   $   268,238    $   231,296
  Accelerated tax depreciation ...................        59,273         52,657
  Non-compete agreement ..........................        34,436         38,015
  Allowance for doubtful accounts ................        39,346         39,346
  Inventory capitalization .......................        21,776         19,072
  Medical self insurance plan ....................        11,700         11,700
  Expenses deductible on a cash basis ............        33,966         49,217
                                                     -----------    -----------
                                                         468,735        441,303
Deferred tax liabilities:
  Prepaid pension costs ..........................       292,965        177,161
  Gain on trading account securities .............          --          228,064
  Unrealized gains on securities available for
  sale ...........................................         9,196        344,464
  State income taxes .............................       352,854        330,187
  Accrued liabilities ............................       137,693        404,301
                                                     -----------    -----------
                                                         792,708      1,484,177
                                                     -----------    -----------
Net deferred tax liability .......................      (323,973)    (1,042,874)
Less current liability ...........................      (195,374)      (630,355)
                                                     -----------    -----------
                                                     $  (128,599)   $  (412,519)
                                                     ===========    ===========
6. OTHER INCOME

Significant components of "other income" include:

                                             1997          1996         1995
                                          ----------   -----------    ---------
Interest and dividend income ..........   $  515,828   $   497,812    $ 384,490
Net realized gains (losses) on sales
  of available-for-sale securities ....    1,584,620       (15,314)      (5,787)
Net gains (losses) on trading
  securities ..........................      358,304       700,566      (59,107)
Other income ..........................      107,169        93,458       91,117
                                          ----------   -----------    ---------
                                          $2,565,921   $ 1,276,522    $ 410,713
                                          ==========   ===========    =========

Approximately $342,566 and $533,890 of unrealized holding gains on trading securities are included in earnings for 1996 and 1995.

7. LINES OF CREDIT

At December 31, 1997, the Company had unsecured lines of credit with two financial institutions totaling $1,200,000 which expire annually. Funds may be drawn on these lines at rates ranging from prime minus 1/4 % to prime.

8. STOCK OPTION AND LONG-TERM INCENTIVE PLAN

The Company maintains the Colonial Guild, Ltd. Long-Term Incentive Plan (the
Plan). Under the Plan, stock options are granted to certain key employees at exercise prices generally equal to or greater than the fair value of the stock on the date of the grant as determined by the Board of Directors of the Company. Options are granted for periods up to ten years and are exercisable three years after the date of grant, subject to continued employment. Each option entitles the employee to purchase one share of stock. The Plan also provides for performance unit awards, none of which were granted during the year ending December 31, 1997.

At December 31, 1997 and 1996, 23,876 and 27,251 shares were under option at various prices totaling $496,107 and $543,926. There were 3,375, 5,278, and 24,262 options exercised in 1997, 1996, and 1995, respectively. At December 31, 1997, the Company had guaranteed loans of certain key employees at a financial institution. The loans, with aggregate unpaid balances of approximately $232,578 are secured by stock in the Company with an approximate aggregate book value of $1,656,375.

9. ACCOUNTING FOR LONG-LIVED ASSETS

Effective January 1, 1996, the Company adopted FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The effect of adopting Statement No. 121 did not materially impact the Company's financial statements.

10. SALE OF COMPANY

On February 17, 1998, the Company entered into a definitive agreement with The York Group, Inc. (York), where York will acquire 100% of the outstanding stock of the Company for cash of $60 million plus the value of the Company's cash, cash equivalents, and marketable securities and other adjustments as provided for at the date of closing. The closing is expected to be on or about March 16, 1998.




            (b)  Pro Forma Financial Information.

                    Unaudited Pro Forma Condensed Combined Financial Information

     The following unaudited pro forma combined statement of income assumes that the acquisition of Colonial Guild, Ltd. ("Colonial Guild") by The York Group, Inc. ("The York Group") took place on January 1, 1997. The unaudited pro forma combined balance sheet reflects the combined financial position of Colonial Guild and The York Group assuming the acquisition took place on December 31, 1997.

      The unaudited pro forma financial information is based upon the purchase method of accounting for the acquisition transaction, and pro forma adjustments are described in the accompanying notes. The pro forma financial information is provided for comparative purposes only and is not necessarily indicative of the results of operations which actually would have been obtained had the acquisition occurred on the date indicated or of results which may be obtained in the future.

                              THE YORK GROUP, INC.
                          UNAUDITED PRO FORMA COMBINED
                                  BALANCE SHEET
                               DECEMBER 31, 1997
                                 (in thousands)

                                                                               Historical
                                                                      -------------------------
                                                                         The          Colonial
                                                                      York Group       Guild            Adjustments         Combined
                                                                       --------       --------           --------           --------
CURRENT ASSETS
    Cash and cash equivalents ..................................       $ 15,478       $  7,811           $(16,152)(1)       $  7,137
    Securities available for sale, at fair value ...............           --           10,028            (10,028)(1)           --
    Accounts receivable, net ...................................         21,985          3,877               --               25,862
    Inventories ................................................         36,325          2,528               --               38,853
    Deferred tax asset .........................................          4,506           --                 --                4,506
    Prepaid expenses and other current assets ..................          1,228          1,608               --                2,836
                                                                       --------       --------           --------           --------
    Total Current Assets .......................................         79,522         25,852            (26,180)            79,194
                                                                       --------       --------           --------           --------
Property, plant and equipment, net .............................         38,718          9,530              3,665 (1)         51,913

Goodwill and intangibles, net ..................................         10,867          2,339             49,949 (1)         60,775
                                                                           --             --               (2,380)(1)            --

DEFERRED COSTS AND OTHER NON-CURRENT
  ASSETS .......................................................          1,438            418               --                1,856
                                                                       --------       --------           --------           --------
    Total assets ...............................................       $130,545       $ 38,139           $ 25,054           $193,738
                                                                       ========       ========           ========           ========
LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES
     Current portion of long-term debt .........................       $  3,608       $   --             $   --             $  3,608
     Accounts payable ..........................................          4,409            914               --                5,323
     Income taxes payable ......................................          1,565            402               --                1,967
     Accrued expenses ..........................................         13,333          3,410                150 (1)         16,893
                                                                       --------       --------           --------           --------
     Total current liabilities .................................         22,915          4,726                150             27,791
                                                                       --------       --------           --------           --------
LONG-TERM DEBT .................................................         25,925           --               52,500 (1)         78,425

OTHER NONCURRENT LIABILITIES ...................................            870          4,403               --                5,273

DEFERRED TAX LIABILITY .........................................          5,188            129              1,285 (1)          6,602

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY ...........................................         75,647         28,881            (28,881)(1)         75,647
                                                                       --------       --------           --------           --------
    Total liabilities and stockholders' equity .................       $130,545       $ 38,139           $ 25,054           $193,738
                                                                       ========       ========           ========           ========

                              The York Group, Inc.
              Notes to Unaudited Pro Forma Combined Balance Sheet
                               December 31, 1997

(1) To record purchase price of Colonial Guild and the use of cash and debt to fund the acquisition.

                              THE YORK GROUP, INC.
                          UNAUDITED PRO FORMA COMBINED
                               STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997
                     (in thousands, except per share data)

                                                                     HISTORICAL
                                                            ---------------------------
                                                              THE              COLONIAL
                                                           YORK GROUP           GUILD              ADJUSTMENTS            COMBINED
                                                            ---------          --------             ---------             ---------
Sales .............................................         $ 178,690          $ 40,076                  --               $ 218,766

Cost of sales .....................................           130,144            22,044                   196(2)            152,384

Other operating expenses ..........................            28,439            13,910                 1,190(4)             41,899
                                                                 --                --                  (1,640)(3)              --
                                                            ---------          --------             ---------             ---------
Operating income ..................................            20,107             4,122                   254                24,483
                                                            ---------          --------             ---------             ---------
Other income (expense):
   Interest and dividend income ...................             1,679               516                  (516)(1)             1,317
                                                                 --                --                    (362)(1)              --

   Interest expense ...............................            (2,329)             --                  (3,675)(1)            (6,004)

   Gain on sales of investments ...................              --               2,050                (2,050)(1)              --
                                                            ---------          --------             ---------             ---------
                                                                 (650)            2,566                (6,603)               (4,687)
                                                            ---------          --------             ---------             ---------
 Income before income taxes .......................            19,457             6,688                (6,349)               19,796

 Income tax provision .............................             7,394             2,558                (2,034)                7,918
                                                            ---------          --------             ---------             ---------
 Net income .......................................         $  12,063          $  4,130             $  (4,315)            $  11,878
                                                            =========          ========             =========             =========
 Earnings per share:
      Basic .......................................         $    1.38              --                    --               $    1.36
                                                            ---------          --------             ---------             ---------
      Diluted .....................................         $    1.34              --                    --               $    1.32
                                                            ---------          --------             ---------             ---------

                              The York Group, Inc.
                Notes to Unaudited Pro Forma Statement of Income
                            As of December 31, 1997

(1) Reflects the elimination of investment income and gain on sales of investments resulting from diverting investment funds towards the funding of the Colonial Guild acquisition. In addition, incremental interest expense is reflected resulting from debt financing on the Colonial Guild acquisition.

(2) Reflects an incremental increase in depreciation expense resulting from the step-up in depreciable asset basis to fair value.

(3) Reflects the elimination of non-recurring costs incurred and expensed by Colonial Guild relating to its acquisition by The York Group, and expenses that would not recur after consummation of the acquisition.

(4) Reflects amortization of goodwill resulting from the excess of purchase price paid over the fair value of the net assets acquired. Goodwill is being amortized over 40 years.

        (c) Exhibits

            Exhibit 23.1 - Consent of Ernst & Young LLP

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


May 14, 1998                                         THE YORK GROUP, INC.




                                                      By: /S/ DAVID F. BECK
                                                              David F. Beck
                                                      Vice President and Chief
                                                      Financial Officer
                                                      (Principal Financial
                                                      Officer and Duly
                                                      Authorized Officer)